Exhibit 99.1

RingCentral Announces Third Quarter 2022 Results

Q3’22 results exceed high end of guidance across key metrics, with record operating margin

Raising 2022 operating margin outlook; Reiterating midpoint of 2022 subscriptions revenue guide

Belmont, Calif. – November 9, 2022 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the third quarter ended September 30, 2022.

Third Quarter Financial Highlights

•	Total revenue increased 23% year over year to $509 million.
•	Subscriptions revenue increased 25% year over year to $483 million.
•	Annualized Exit Monthly Recurring Subscriptions (ARR) increased 25% year over year to $2.05 billion.
•	Mid-market and Enterprise ARR increased 29% year over year to $1.25 billion.
•	GAAP operating margin of (35.9%), compared to (20.1%) in the prior year.
•	Record non-GAAP operating margin of 13.5%, up 300 basis points year over year.
•	Net cash provided by operating activities was $42 million and non-GAAP free cash flow was $21 million.

“Despite a difficult macro environment, we delivered a quarter that has exceeded our guidance across every key metric,” said Vlad Shmunis, RingCentral’s founder, chairman and CEO. “Customers, partners and industry experts continue to recognize RingCentral as the leading cloud communications platform for business voice, messaging, video, and contact center. We intend to leverage and build on these strengths as we are addressing mission critical needs in markets that we believe collectively exceed $100 billion.”

“We achieved our highest ever quarterly non-GAAP operating margin in the third quarter, which rose 300 basis points versus last year to 13.5%,” said Sonalee Parekh, RingCentral’s CFO. “Our top priority is driving efficient growth as we benefit from the inherent operating leverage of being a $2 billion recurring revenue business with top tier gross margins.”

Financial Results for the Third Quarter 2022

•

Revenue: Total revenue was $509 million for the third quarter of 2022, up from $415 million in the third quarter of 2021, representing 23% growth. Adjusted for constant currency, total revenue rose 24%. Subscriptions revenue of $483 million increased 25% year over year. Adjusted for constant currency, subscriptions revenue rose 27%.

•

Operating Income (Loss): GAAP operating loss was ($183) million, compared to ($83) million in the same period last year, primarily driven by a non-cash charge related to our Avaya prepaid commissions balance. Non-GAAP operating income was $69 million, compared to a non-GAAP operating income of $44 million in the same period last year, resulting in a non-GAAP operating margin of 13.5%.

•	Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2022 was $87 million, or 17.1% of total revenue, compared to $59 million, or 14.2% of total revenue, for the third quarter of 2021.

•

Net Income (Loss) Per Share: GAAP net loss per share was ($2.98), compared to ($1.60) in the same period last year, primarily driven by a non-cash charge related to our Avaya prepaid commissions balance. Diluted non-GAAP net income per share was $0.55, compared to $0.36 per share in the same period last year. The third quarters of 2022 and 2021 reflected an approximately 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.

•

Cash and Cash Equivalents: Total cash and cash equivalents at the end of the third quarter of 2022 was $305 million. Our cash balance reflects approximately $20 million in cash paid during the third quarter of 2022 for the repurchase of shares under the plan announced in December 2021. At September 30, 2022, approximately $55 million remains available under the plan.

•	Recorded a $125 million non-cash charge related to our Avaya prepaid commissions balance.

Financial Outlook

Full Year 2022 Guidance:

•	Updating subscriptions revenue range to $1.888 to $1.893 billion, representing annual growth of 27% to 28%; reiterating midpoint of $1.890 billion.
•	Updating total revenue range to $1.987 to $1.993 billion. This represents annual growth of 25%.
•	GAAP operating margin range of (23.4%) to (23.1%) compared to the prior range of (19.2%) to (18.3%).
•	Raising non-GAAP operating margin to 12.4%. This is up from our prior outlook of 12.0%.
•	Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•	Raising non-GAAP EPS to $1.97 to $1.98 based on 96.5 million fully diluted shares. This is up from our prior range of $1.91 to $1.95 based on 96 to 97 million fully diluted shares.
•	Share-based compensation range of $398 to $402 million. As a percent of revenue, this represents approximately 360 basis points of improvement at the midpoint versus last year.
•

Amortization of acquired intangibles of $175 million, third-party relocation and other costs of $20 million, acquisition related and other matters of $10 million, and asset write-down charges of $103 million.

Fourth Quarter 2022 Guidance:

•	Subscriptions revenue range of $501.5 to $506.5 million, representing year-over-year growth of 19% to 21%.

•	Total revenue range of $523.0 to $529.0 million, representing year-over-year growth of 17% to 18%.

•	GAAP operating margin range of (13.5%) to (12.5%).

•	Non-GAAP operating margin of 14.0%, up 350 basis points versus last year.

•	Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.

•	Non-GAAP EPS of $0.59 to $0.60 based on 97.0 to 97.5 million fully diluted shares.

•	Share-based compensation range of $96 to $100 million.

•	Amortization of acquired intangibles of $44 million.

Restructuring Plan

The Company’s board of directors approved a reduction in force plan (the “Plan”) as part of broader efforts to align the Company’s cost base with its strategic priorities in the current environment. The Plan is expected to reduce the Company’s full-time employees by approximately 10%. The Company estimates the aggregate restructuring costs associated with the Plan to be approximately $10.0 million to $15.0 million, primarily consisting of severance payments, employee benefits and related costs. The Company expects to incur these charges in the fourth quarter of 2022 and the first quarter of 2023. The Company expects the reduction in force to be substantially complete by the first quarter of 2023, subject to local law and consultation requirements, which may extend the process beyond the first quarter of 2023 in certain countries. Please see our Form 8-K filed today for additional information.

Additional Highlights

•	Ranked #1 in all four use cases in the 2021 Gartner Critical Capabilities for Unified Communications as a Service (UCaaS), Worldwide Report, updated August 1, 2022.

•	Recognized by The Tolly Group as the clear leader across multiple categories that compared RingCentral’s analytics capabilities to those of other Unified Communications as a Service (UCaaS) vendors.

•

Released a new enterprise communications report that found 90% of business leaders prefer phone over other communication tools. The survey revealed telephony is as relevant as ever for businesses of all sizes and is a strategic driver of customer experience and top-line revenue.

•

Announced advanced and highly differentiated AI-driven video meeting capabilities, along with extended browser support for RingCentral MVP™ and RingCentral Video® customers. These innovations will help customers generate Advanced Meeting Insights and Summaries based on our proprietary AI tools.

•

Announced new advanced cloud phone and platform innovations, including new enhancements to Salesforce and HubSpot integrations, as well as bulk number management capabilities. These new innovations will help organizations of all sizes unlock cost-saving efficiencies.

•

Comparably found RingCentral employees are amongst the happiest. The company earned top rankings for Happiest Employees, Best Company Compensation, Best Company Perks & Benefits, and Best Work-Life Balance.

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2022, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details:

•	What: RingCentral financial results for the third quarter of 2022 and outlook for the fourth quarter and full year of 2022.

•	When: Wednesday, November 9, 2022 at 2:00PM PT (5:00PM ET).

•	Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally

•	Webcast: RingCentral Q3 2022 Earnings Webcast (live and replay).

•

Replay: Following the completion of the call through 11:59 PM ET on November 16, 2022, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 412-317-6671 internationally with recording access code 10171592.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™ (MVP®) global platform. More flexible and cost-effective than legacy on-premises PBX and video conferencing systems, RingCentral empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®, the company’s video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and allows customers to customize business workflows easily. RingCentral is headquartered in Belmont, California, and has offices worldwide.

© 2022 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral MVP, RingCentral Video, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, third-party relocation and other costs tied to the conflict between Russia and Ukraine; acquisition related and other matters which include transaction costs, restructuring costs, acquisition-related retention payments, changes in the fair value of contingent consideration obligations, certain litigation-related costs; and asset write-down charge. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, depreciation and amortization, third-party relocation and other costs tied to the conflict between Russia and Ukraine; acquisition related and other matters which include transaction costs, restructuring costs, acquisition-related retention payments, changes in the fair value of contingent consideration obligations, certain litigation-related costs; and asset write-down charges. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, third-party relocation and other costs tied to the conflict between Russia and Ukraine, acquisition related and other matters, asset write-down charge, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.

We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.

The Company has provided certain revenue related information adjusted for constant currency to provide a framework for assessing how the Company’s underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, Non-GAAP free cash flow and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:

Will Wong, RingCentral

ir@ringcentral.com

Media Contact:

Brett Smith, RingCentral

brett.smith@ringcentral.com

TABLE 1

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$305,383	$267,162
Accounts receivable, net	265,986	232,842
Deferred and prepaid sales commission costs	151,292	102,572
Prepaid expenses and other current assets	51,939	48,165

Total current assets	774,600	650,741
Property and equipment, net	182,194	166,910
Operating lease right-of-use assets	36,902	47,294
Long-term investments	31,824	210,445
Deferred and prepaid sales commission costs, non-current	646,466	723,448
Goodwill	52,572	55,490
Acquired intangibles, net	584,741	716,606
Other assets	6,418	8,105

Total assets	$2,315,717	$2,579,039

Liabilities, Temporary Equity, and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$88,526	$70,022
Accrued liabilities	341,256	279,798
Deferred revenue	209,420	176,450

Total current liabilities	639,202	526,270
Convertible senior notes, net	1,637,293	1,398,489
Operating lease liabilities	22,348	31,812
Other long-term liabilities	62,301	84,052

Total liabilities	2,361,144	2,040,623

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ (deficit) equity
Common stock	10	9
Additional paid-in capital	1,022,909	1,086,870
Accumulated other comprehensive (loss) income	(17,962)	644
Accumulated deficit	(1,249,833)	(748,556)

Total stockholders’ (deficit) equity	$(244,876)	$338,967

Total liabilities, temporary equity and stockholders’ (deficit) equity	$2,315,717	$2,579,039

TABLE 2

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Subscriptions	$483,229	$385,440	$1,386,140	$1,061,866
Other	25,803	29,189	77,444	84,392

Total revenues	509,032	414,629	1,463,584	1,146,258

Cost of revenues
Subscriptions	134,372	84,229	395,083	236,719
Other	33,102	26,220	86,055	75,634

Total cost of revenues	167,474	110,449	481,138	312,353

Gross profit	341,558	304,180	982,446	833,905
Operating expenses
Research and development	86,700	84,121	273,492	222,958
Sales and marketing	261,914	225,111	781,767	607,758
General and administrative	72,261	78,083	217,810	201,716
Asset write-down charge	103,242	—	103,242	—

Total operating expenses	524,117	387,315	1,376,311	1,032,432

Loss from operations	(182,559)	(83,135)	(393,865)	(198,527)
Other income (expense), net
Interest expense	(1,178)	(15,977)	(3,613)	(48,197)
Other expense	(100,006)	(47,062)	(194,725)	(9,742)

Other expense, net	(101,184)	(63,039)	(198,338)	(57,939)

Loss before income taxes	(283,743)	(146,174)	(592,203)	(256,466)
Provision for income taxes	873	577	2,900	1,427

Net loss	$(284,616)	$(146,751)	$(595,103)	$(257,893)

Net loss per common share
Basic and diluted	$(2.98)	$(1.60)	$(6.26)	$(2.83)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	95,575	91,811	95,097	91,213

TABLE 3

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(595,103)	$(257,893)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	184,166	78,223
Share-based compensation	293,777	254,749
Unrealized loss on investments	176,218	14,346
Asset write-down charge	124,904	—
Amortization of deferred and prepaid sales commission costs	81,536	53,307
Amortization of debt discount and issuance costs	3,350	47,980
Loss on early extinguishment of debt	—	1,736
Repayment of convertible senior notes attributable to debt discount	—	(10,131)
Reduction of operating lease right-of-use assets	14,887	13,320
Provision for bad debt	7,103	5,384
Other	3,688	1,463
Changes in assets and liabilities:
Accounts receivable	(40,247)	(45,476)
Deferred and prepaid sales commission costs	(185,049)	(125,181)
Prepaid expenses and other assets	(689)	7,849
Accounts payable	19,384	(4,472)
Accrued and other liabilities	47,001	55,971
Deferred revenue	32,970	27,176
Operating lease liabilities	(15,963)	(13,851)

Net cash provided by operating activities	151,933	104,500

Cash flows from investing activities
Purchases of property and equipment	(23,828)	(21,787)
Capitalized internal-use software	(39,638)	(30,932)
Proceeds from sale of marketable equity investments	3,223	—
Purchases of intangible assets and long-term investments	(3,990)	(10,463)

Net cash used in investing activities	(64,233)	(63,182)

Cash flows from financing activities
Payments for repurchase or redemption of convertible senior notes	—	(333,632)
Payments for repurchase of common stock	(45,004)	—
Proceeds from issuance of stock in connection with stock plans	10,892	21,738
Payments for taxes related to net share settlement of equity awards	(5,180)	(16,995)
Payment for contingent consideration	(1,538)	(3,600)
Repayment of financing obligations	(3,950)	(2,804)

Net cash used in financing activities	(44,780)	(335,293)

Effect of exchange rate changes	(4,699)	(726)
Net increase (decrease) in cash, cash equivalents, and restricted cash	38,221	(294,701)
Cash, cash equivalents, and restricted cash
Beginning of period	267,162	639,853

End of period	$305,383	$345,152

TABLE 4

RINGCENTRAL, INC.

RECONCILIATION OF OPERATING INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Subscriptions	$483,229	$385,440	$1,386,140	$1,061,866
Other	25,803	29,189	77,444	84,392

Total revenues	509,032	414,629	1,463,584	1,146,258

Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	134,372	84,229	395,083	236,719
Share-based compensation	(6,577)	(6,337)	(20,421)	(16,168)
Amortization of acquired intangibles	(42,750)	(10,998)	(128,609)	(32,618)
Third-party relocation and other costs	(74)	—	(1,229)	—
Acquisition related and other matters	(96)	—	(252)	—

Non-GAAP Subscriptions cost of revenues	84,875	66,894	244,572	187,933

GAAP Other cost of revenues	33,102	26,220	86,055	75,634
Share-based compensation	(2,066)	(2,403)	(6,705)	(6,406)
Amortization of acquired intangibles	(23)	(4)	(54)	(4)

Non-GAAP Other cost of revenues	31,013	23,813	79,296	69,224

Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.4%	82.6%	82.4%	82.3%
Non-GAAP Other	(20.2)%	18.4%	(2.4)%	18.0%
Non-GAAP Gross profit	77.2%	78.1%	77.9%	77.6%
Operating expenses reconciliation
GAAP Research and development	86,700	84,121	273,492	222,958
Share-based compensation	(22,105)	(25,779)	(70,264)	(62,808)
Third-party relocation and other costs	(1,468)	—	(17,560)	—
Acquisition related and other matters	(2,383)	—	(2,722)	—

Non-GAAP Research and development	60,744	58,342	182,946	160,150

As a % of total revenues non-GAAP	11.9%	14.1%	12.5%	14.0%
GAAP Sales and marketing	261,914	225,111	781,767	607,758
Share-based compensation	(38,139)	(40,986)	(119,749)	(104,371)
Amortization of acquired intangibles	(894)	(959)	(2,746)	(2,900)
Third-party relocation and other costs	(41)	—	(55)	—
Acquisition related and other matters	(2,096)	—	(3,033)	—

Non-GAAP Sales and marketing	220,744	183,166	656,184	500,487

As a % of total revenues non-GAAP	43.4%	44.2%	44.8%	43.7%
GAAP General and administrative	72,261	78,083	217,810	201,716
Share-based compensation	(28,096)	(32,510)	(84,509)	(80,455)
Third-party relocation and other costs	(93)	—	(1,562)	—
Acquisition related and other matters	(1,077)	(6,705)	(3,635)	(7,642)

Non-GAAP General and administrative	42,995	38,868	128,104	113,619

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
As a % of total revenues non-GAAP	8.4%	9.4%	8.8%	9.9%

Income (loss) from operations reconciliation
GAAP loss from operations	(182,559)	(83,135)	(393,865)	(198,527)
Share-based compensation	96,983	108,015	301,648	270,208
Amortization of acquired intangibles	43,667	11,961	131,409	35,522
Third-party relocation and other costs	1,676	—	20,406	—
Acquisition related and other matters	5,652	6,705	9,642	7,642
Asset write-down charge	103,242	—	103,242	—

Non-GAAP Income from operations	68,661	43,546	172,482	114,845

Non-GAAP Operating margin	13.5%	10.5%	11.8%	10.0%
Depreciation and amortization	18,298	15,538	52,757	42,701

Non-GAAP Adjusted EBITDA	86,959	59,084	225,239	157,546

As a % of total revenues non-GAAP	17.1%	14.2%	15.4%	13.7%

TABLE 5

RINGCENTRAL, INC.

RECONCILIATION OF NET INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) reconciliation
GAAP net loss	$(284,616)	$(146,751)	$(595,103)	$(257,893)
Share-based compensation	96,983	108,015	301,648	270,208
Amortization of acquired intangibles	43,667	11,961	131,409	35,522
Third-party relocation and other costs	1,676	—	20,406	—
Acquisition related and other matters	5,652	6,705	9,628	7,642
Asset write-down charge	103,242	—	103,242	—
Amortization of debt discount and issuance costs	1,118	15,898	3,350	47,980
Loss associated with investments	99,835	45,660	194,080	6,201
Loss on early extinguishment of debt	—	—	—	1,736
Intercompany remeasurement loss	35	699	519	1,509
Income tax expense effects	(14,532)	(9,045)	(35,818)	(24,298)

Non-GAAP net income	$53,060	$33,142	$133,361	$88,607

Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	95,575	91,811	95,097	91,213
Effect of dilutive securities	927	1,314	977	1,792

Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	96,502	93,125	96,074	93,005

Diluted net income (loss) per share
GAAP net loss per share	$(2.98)	$(1.60)	$(6.26)	$(2.83)

Non-GAAP net income per share	$0.55	$0.36	$1.39	$0.95

TABLE 6

RINGCENTRAL, INC.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES

GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$42,260	$43,029	$151,933	$104,500
Repayment of convertible senior notes attributable to debt discount	—	—	—	10,131

Non-GAAP net cash provided by operating activities	42,260	43,029	151,933	114,631

Purchases of property and equipment	(8,339)	(7,402)	(23,828)	(21,787)
Capitalized internal-use software	(13,406)	(11,332)	(39,638)	(30,932)

Non-GAAP free cash flow	$20,515	$24,295	$88,467	$61,912

TABLE 7

RINGCENTRAL, INC.

RECONCILIATION OF FORECASTED OPERATING MARGIN

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in millions)

	Q4 2022		FY 2022
	Low Range	High Range	Low Range	High Range
GAAP revenues	523.0	529.0	1,986.6	1,992.6
GAAP loss from operations	(70.8)	(65.9)	(464.6)	(459.8)
GAAP operating margin	(13.5%)	(12.5%)	(23.4%)	(23.1%)
Share-based compensation	100.0	96.0	401.6	397.6
Amortization of acquired intangibles	44.0	44.0	175.4	175.4
Third-party relocation and other costs	—	—	20.4	20.4
Acquisition related and other matters	—	—	9.6	9.6
Asset write-down charge	—	—	103.2	103.2

Non-GAAP income from operations	73.2	74.1	245.7	246.5
Non-GAAP operating margin	14.0%	14.0%	12.4%	12.4%